Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD FROM JUNE 30, 2005 TO JULY 27, 2005

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: August 29, 2005	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended July 27, 2005:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	10

NOTE:	THIS REPORT CONTAINS FINANCIAL STATEMENTS THAT ARE PRELIMINARY AND MAY NOT REFLECT ALL YEAR-END ADJUSTMENTS, INCLUDING ADJUSTMENTS THAT MAY HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	July 27, 2005
ASSETS
Current assets:
Cash and cash equivalents	$58,241
Marketable securities	19,662
Trade and other receivables, less allowance for doubtful accounts of $9,401	217,885
Insurance claims receivable	8,656
Income tax receivable	33,790
Merchandise inventories, less LIFO reserve of $193,501	743,913
Prepaid expenses and other current assets	95,754

Total current assets	1,177,901

Property, plant and equipment, net	682,760
Other assets, net	109,790

Total assets	$1,970,451

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$213
Current obligations under capital leases	4,859
Accounts payable	93,038
Reserve for self-insurance liabilities	77,966
Accrued wages and salaries	86,125
Accrued rent	29,569
Accrued expenses	89,427

Total current liabilities	381,197

Reserve for self-insurance liabilities	141,071
Long-term debt	377
Long-term borrowings under DIP Credit Facility	240,526
Obligations under capital leases	10,375
Other liabilities	18,440

Total liabilities not subject to compromise	791,986

Liabilities subject to compromise	1,103,037

Total liabilities	1,895,023

Shareholders’ equity:
Common stock	141,863
Additional paid-in-capital	33,143
Retained deficit	(59,186)
Accumulated other comprehensive loss	(40,392)

Total shareholders’ equity	75,428

Total liabilities and shareholders’ equity	$1,970,451

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended July 27, 2005
Net sales	$732,906
Cost of sales, including warehouse and delivery expenses	548,432

Gross profit on sales	184,474
Other operating and administrative expenses	217,038
Restructuring gains	(40)

Operating loss	(32,524)
Interest expense, net	1,708

Loss before reorganization items and income taxes	(34,232)
Reorganization items, net	4,263

Loss before income taxes	(38,495)
Income tax expense	—

Net loss	(38,495)

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended July 27, 2005
Cash flows from operating activities:
Net loss	$(38,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sales of assets, net	(45)
Reorganization items, net	(4,263)
Depreciation and amortization	10,734
Stock compensation plans	900
Change in operating assets and liabilities:
Trade and other receivables	(11,093)
Merchandise inventories	54,071
Prepaid expenses and other current assets	(13,041)
Accounts payable	(290)
Reserve for self-insurance liabilities	(496)
Lease liability on closed facilities	(1,246)
Income taxes receivable	176
Defined benefit plan	(63)
Other accrued expenses	1,186

Net cash provided by operating activities before reorganization items	(1,965)
Cash effect of reorganization items	(2,356)

Net cash used in operating activities	(4,321)

Cash flows from investing activities:
Purchases of property, plant and equipment	(723)
Decrease in investments and other assets	5,869
Proceeds from sales of assets	226
Marketable securities, net	36

Net cash provided by investing activities	5,408

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	191,443
Gross repayments on DIP Credit Facility	(195,921)
Debt issuance costs	(120)
Principal payments on capital lease obligations	(271)
Other	(118)

Net cash used in financing activities	(4,987)

Decrease in cash and cash equivalents	(3,900)
Cash and cash equivalents at beginning of period	62,141

Cash and cash equivalents at end of period	$58,241

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in nine states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Bankruptcy Code” or “Chapter 11”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas.

The Chapter 11 proceedings were initiated in the United States Bankruptcy Court for the Southern District of New York (the “New York Court”) on the Petition Date. On April 13, 2005, the N.Y. Court ordered a change of venue for the Company’s bankruptcy proceedings to the United States Bankruptcy Court for the Middle District of Florida (the “Florida Court”). The cases are being jointly administered by the Florida Court under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817.” References to the “Court” refer to either the New York Court or the Florida Court as appropriate.

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended July 27, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its post-petition liabilities in the ordinary course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (see Note 3) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to (but may be related to) the operational and competitive challenges the Company faces in its ordinary course of business, as discussed in previous filings with the Securities and Exchange Commission (“SEC”).

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” all pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statement of operations. Net

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of July 27, 2005, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In addition, due to the timing of the year-end closing process, these financial statements may not contain all year-end adjustments. These potential adjustments may have a material affect on the financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with absolute certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from estimated results determined using the factors above.

The consolidated statement of operations or cash flows for any interim period is not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future. Additionally, as noted above, year-end entries may have not yet been recorded, which may have a material effect on the financial statements. We anticipate that we will file an amended MOR reflecting these entries by mid-September, if any such entries are recorded.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, and other filings with the SEC.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Debtors currently operate the business as debtors-in-possession pursuant to the Bankruptcy Code. As a debtor-in-possession, Winn-Dixie is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Debtors under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. This could result in unsecured claims being compromised at less (and possibly substantially less) than 100% of their face value.

3.	DIP Credit Facility: The Court authorized Winn Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all of the Debtors’ assets and by a super priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility including a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 24, 2005), the first amendment to the DIP Credit Facility dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005) and the second amendment to the DIP Credit Facility dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005). The following capitalized terms have specific meanings as defined in the DIP Credit Facility agreement, as amended: Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility are based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such transactions, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group. The Company is also subject to an EBITDA test and a capital expenditure test. At all times, the Company is not permitted to allow Excess Availability to fall below $100.0 million. As of July 27, 2005, the Company was in compliance with all covenants and requirements and Excess Availability was approximately $225.0 million, as summarized below:

July 27, 2005
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $251,287)	$465,536
Outstanding borrowings	240,526

Excess Availability as of July 27, 2005	$225,010

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods from February 22, 2005 to June 29, 2005 may have been reclassified in the current period.

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended April 6, 2005.

6.	Cash: As of July 27, 2005, cash consists of cash in stores and ATMs of $11.0 million, cash held in accounts of Non-Filing Entities of $9.3 million and operating cash of $37.9 million.

7.	Liabilities Subject to Compromise: Under bankruptcy law, actions by creditors to collect upon liabilities of the Debtors incurred prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors without approval of the Court. Except for secured debt, employee payroll and benefits including payroll-related taxes, sales and use taxes, reserve for workers’ compensation insurance claims and self-insurance (other than general liability insurance), and other accrued items that are paid with authorization from the Court, all pre-petition liabilities have been classified as liabilities subject to compromise in the consolidated balance sheet as of July 27, 2005. These amounts reflect management’s current estimate of the amount of pre-petition claims that are subject to restructuring in the Chapter 11 cases. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases (see below), assumption of contracts, termination of prior payment authorization by Court order, or other events. It is anticipated that such adjustments, if any, could be material. Payment terms for the amount classified as subject to compromise will be established in connection with a plan of reorganization.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes the components of liabilities subject to compromise in the consolidated balance sheet as of July 27, 2005:

July 27, 2005
Senior notes, including accrued interest	$309,817
Accounts payable	372,274
Closed store reserves and accrued rent	92,771
Claims from rejected leases	101,957
Non-qualified retirement plans	115,138
General liability claims	71,595
Other liabilities	39,485

Liabilities subject to compromise	$1,103,037

Non-qualified retirement plans consist of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $99.2 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $15.9 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Debtors agree to perform their obligations and cure all existing defaults under the contract or lease, and “rejection” means that the Debtors are relieved from their obligations to perform further under the contract or lease, but are subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

The Debtors are in the process of reviewing their executory contracts and unexpired leases to determine which they will reject. Management expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Management also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

8.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and is presented separately in the consolidated statement of operations. The following describes the components of reorganization items, net:

Four weeks ended July 27, 2005
Professional fees	$3,658
Retention plan	572
Other	33

Reorganization items, net	$4,263

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since after considering the information available, it was determined that it is more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit from its losses during the four weeks ended July 27, 2005.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended July 27, 2005 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$633,494
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	381
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	4,777
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	54
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	11,449
Winn-Dixie Montgomery, Inc.	05-03837	76,969
Winn-Dixie Procurement, Inc.	05-03838	341,596
Winn-Dixie Raleigh, Inc.	05-03839	34,275
Winn-Dixie Supermarkets, Inc.	05-03840	238

Total Disbursements		$1,103,233

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.